LOAN AND SECURITY AGREEMENT


                                      among


                               TODAY'S MAN, INC.,
                                  as Borrower,

                           THE FINANCIAL INSTITUTIONS
                                  NAMED HEREIN,
                                   as Lenders,

                                       and


                          FOOTHILL CAPITAL CORPORATION,
                            individually and as Agent


                          Dated as of December 31, 1997



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                                TABLE OF CONTENTS

                                                                                                       Page(s)
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
1.  DEFINITIONS AND CONSTRUCTION.............................................................................1
    1.1      Definitions.....................................................................................1
    1.2      Accounting Terms...............................................................................17
    1.3      Code...........................................................................................17
    1.4      Construction...................................................................................17
    1.5      Schedules and Exhibits.........................................................................18

2.  LOAN AND TERMS OF PAYMENT...............................................................................18
    2.1      Revolving Advances.............................................................................18
    2.2      Letters of Credit..............................................................................25
    2.3      Term Loans.....................................................................................28
    2.4      Payments.......................................................................................29
    2.5      Overadvances...................................................................................30
    2.6      Interest and Letter of Credit Fees:  Rates, Payments, and Calculations.........................30
    2.7      Collection of Accounts.........................................................................32
    2.8      Crediting Payments; Application of Collections.................................................32
    2.9      Designated Account.............................................................................33
    2.10     Maintenance of Loan Account; Statements of Obligations.........................................33
    2.11     Fees...........................................................................................34

3.  CONDITIONS; TERM OF AGREEMENT...........................................................................34
    3.1      Conditions Precedent to the Initial Advance, Letter of Credit and
             the Term Loans.................................................................................34
    3.2      Conditions Precedent to all Advances, all Letters of Credit and the
             Term Loans.....................................................................................37
    3.3      Condition Subsequent...........................................................................38
    3.4      Term; Automatic Renewal........................................................................38
    3.5      Effect of Termination..........................................................................38
    3.6      Early Termination by Borrower..................................................................38
    3.7      Termination Upon Event of Default..............................................................39
    3.8      Conditions to Reduction of the Additional Reserve..............................................39

4.  CREATION OF SECURITY INTEREST...........................................................................39
    4.1      Grant of Security Interest.....................................................................39
    4.2      Negotiable Collateral..........................................................................40
    4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................40
    4.4      Delivery of Additional Documentation Required..................................................40
    4.5      Power of Attorney..............................................................................40
    4.6      Right to Inspect...............................................................................41

5.  REPRESENTATIONS AND WARRANTIES..........................................................................41
    5.1      No Encumbrances................................................................................41
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
    5.2      Eligible Credit Card Accounts..................................................................41
    5.3      Eligible Inventory.............................................................................41
    5.4      Equipment......................................................................................41
    5.5      Location of Inventory and Equipment............................................................41
    5.6      Inventory Records..............................................................................42
    5.7      Location of Chief Executive Office; FEIN.......................................................42
    5.8      Due Organization and Qualification; Subsidiaries...............................................42
    5.9      Due Authorization; No Conflict.................................................................42
    5.10     Litigation.....................................................................................43
    5.11     No Material Adverse Change.....................................................................43
    5.12     Solvency.......................................................................................43
    5.13     Employee Benefits..............................................................................44
    5.14     Environmental Condition........................................................................44
    5.15     Material Contracts.............................................................................44

6.  AFFIRMATIVE COVENANTS...................................................................................44
    6.1      Accounting System..............................................................................44
    6.2      Collateral Reporting...........................................................................44
    6.3      Financial Statements, Reports, Certificates....................................................45
    6.4      Tax Returns....................................................................................46
    6.5      Guarantor Reports..............................................................................46
    6.6      Returns........................................................................................46
    6.7      Title to Equipment.............................................................................46
    6.8      Maintenance of Equipment.......................................................................46
    6.9      Taxes..........................................................................................47
    6.10     Insurance......................................................................................47
    6.11     No Setoffs or Counterclaims....................................................................48
    6.12     Location of Inventory and Equipment............................................................48
    6.13     Compliance with Laws...........................................................................49
    6.14     Employee Benefits..............................................................................49
    6.15     Leases.........................................................................................50

7.  NEGATIVE COVENANTS......................................................................................50
    7.1      Indebtedness...................................................................................50
    7.2      Liens..........................................................................................51
    7.3      Restrictions on Fundamental Changes............................................................51
    7.4      Disposal of Assets.............................................................................51
    7.5      Change Name....................................................................................51
    7.6      Guarantee......................................................................................51
    7.7      Nature of Business.............................................................................51
    7.8      Prepayments, Amendments and Royalty Payments...................................................51
    7.9      Change of Control..............................................................................52
    7.10     Consignments...................................................................................52
    7.11     Distributions..................................................................................52
    7.12     Accounting Methods.............................................................................52
    7.13     Investments....................................................................................52
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
    7.14     Transactions with Affiliates...................................................................53
    7.15     Suspension.....................................................................................53
    7.16     Compensation...................................................................................53
    7.17     Use of Proceeds................................................................................53
    7.18     Change in Location of Chief Executive Office; Inventory and
             Equipment with Bailees.........................................................................53
    7.19     No Prohibited Transactions Under ERISA.........................................................53
    7.20     Financial Covenants............................................................................54
    7.21     Capital Expenditures...........................................................................55
    7.22     Minimum Inventory..............................................................................55
    7.23     Additional Time Periods........................................................................55
    7.24     Activities of Benmol, Inc. and D&L, Inc........................................................56

8.  EVENTS OF DEFAULT.......................................................................................56

9.  THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................57
    9.1      Rights and Remedies............................................................................57
    9.2      Remedies Cumulative............................................................................59

10. TAXES AND EXPENSES......................................................................................60

11. WAIVERS; INDEMNIFICATION................................................................................60
    11.1     Demand; Protest; etc...........................................................................60
    11.2     The Lender Group's Liability for Collateral....................................................60
    11.3     Indemnification................................................................................60

12. NOTICES.................................................................................................61

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................62

14. DESTRUCTION OF BORROWER'S DOCUMENTS.....................................................................63

15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................63
    15.1     Assignments and Participations.................................................................63
    15.2     Successors.....................................................................................65

16. AMENDMENTS; WAIVERS.....................................................................................66
    16.1     Amendments and Waivers.........................................................................66
    16.2     No Waivers; Cumulative Remedies................................................................67

17. AGENT; THE LENDER GROUP.................................................................................67
    17.1     Appointment and Authorization of Agent.........................................................67
    17.2     Delegation of Duties...........................................................................68
    17.3     Liability of Agent-Related Persons. ...........................................................68
    17.4     Reliance by Agent..............................................................................68
    17.5     Notice of Default or Event of Default..........................................................69
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
    17.6     Credit Decision................................................................................69
    17.7     Costs and Expenses; Indemnification............................................................70
    17.8     Agent in Individual Capacity...................................................................71
    17.9     Successor Agent................................................................................71
    17.10    Withholding Tax................................................................................71
    17.11    Collateral Matters. ...........................................................................73
    17.12    Restrictions on Actions by Lenders; Sharing of Payments........................................74
    17.13    Agency for Perfection. ........................................................................74
    17.14    Payments by Agent to the Lenders...............................................................74
    17.15    Concerning the Collateral and Related Loan Documents...........................................75
    17.16    Field Audits and Examination Reports; Confidentiality;
             Disclaimers by Lenders; Other Reports and Information..........................................75
    17.17    Several Obligations; No Liability..............................................................76
    17.18    Confidentiality................................................................................76

18. GENERAL PROVISIONS......................................................................................77
    18.1     Effectiveness..................................................................................77
    18.2     Section Headings...............................................................................77
    18.3     Interpretation.................................................................................77
    18.4     Severability of Provisions.....................................................................77
    18.5     Amendments in Writing..........................................................................77
    18.6     Counterparts; Telefacsimile Execution..........................................................77
    18.7     Revival and Reinstatement of Obligations.......................................................77
    18.8     Integration....................................................................................78
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SCHEDULES AND EXHIBITS

Schedule C-1               Commitments
Schedule E-1               Eligible Inventory Locations
Schedule P-1               Permitted Liens
Schedule R-1               Real Property Collateral
Schedule 5.8               Subsidiaries
Schedule 5.10              Litigation
Schedule 5.13              ERISA Benefit Plans
Schedule 5.15              Material Contracts
Schedule 6.12              Location of Inventory and Equipment
Schedule 17.14             Wire Transfer Instructions

Exhibit C-1                Form of Compliance Certificate
Exhibit 15.1               Assignment and Acceptance Agreement

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                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of December 31, 1997, among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and TODAY'S MAN, INC., a Pennsylvania corporation ("Borrower"), with its chief executive office located at 835 Lancer Drive, Moorestown, New Jersey, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders").

         The parties agree as follows:

         1. DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                "Absolute Assignment" has the meaning set forth in Section 6.10(c).

                "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor, including, without limitation, accounts owing to Borrower from credit card companies or servicers acting on behalf of such credit card companies.

                "Additional Reserve" means (x) assuming a Landlord Consent and Mortgage is obtained in accordance with Section 3.8 with respect to the Sixth Avenue Lease at any time before the Closing Date or thereafter, the sum of $1,000,000 or (y) if no Landlord Consent and Mortgage is obtained with respect to such lease (or for such time as no such Landlord Consent and Mortgage has been obtained), the sum of $2,500,000.

                "Advances" has the meaning set forth in Section 2.1(a).

                "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                "Agent" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.


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                "Agent's Account" has the meaning set forth in Section 2.7.

                "Agent Advance" has the meaning set forth in Section 2.1(j).

                "Agent Loan" has the meaning set forth in Section 2.1(i).

                "Agent-Related Person" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

                "Agreement" has the meaning set forth in the preamble hereto.

                "Appraised Inventory Liquidation Value" means the appraised liquidation value of Inventory (based on the most recent appraisal obtained by Agent), such appraisal by appraisers, and performed at the times, specified in
Section 2.1(e).

                "Assignee" has the meaning set forth in Section 15.1.

                "Assignment and Acceptance" has the meaning set forth in Section 15.1(a) and shall be in the form of Exhibit 15.1.

                "Assignment of Contract" means the assignment of contract as collateral security of even date herewith by Borrower in favor of Agent.

                "Authorized Person" means any officer or other employee of Borrower.

                "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of the lesser of (x) the Borrowing Base less Inventory Reserves, from time to time in effect or (y) the Maximum Revolving Amount less (b) the Revolving Facility Usage.

                "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

                "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

                "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.


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                "Benmol Note" means that certain subordinated demand note of even date herewith by Borrower in favor of Benmol, Inc. which is subordinated to the Lenders pursuant to the Subordination Agreement.

                "Bonus Compensation Plan" means that certain annual incentive compensation plan effective as of February 2, 1996 of Borrower with respect to the individuals set forth on Appendix A to such plan and pursuant to the performance standards set forth on Appendix B to such plan or another bonus plan approved by Agent.

                "Borrower" has the meaning set forth in the preamble to this Agreement.

                "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

                "Borrowing Base" has the meaning set forth in Section 2.1(a).

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                "Change of Control" shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors, (ii) David Feld shall own directly or indirectly less than 30% of the total voting power of all classes of stock of Borrower or (iii) if David Feld is no longer actively involved in substantially the same capacity as he is on the date hereof in the business of Borrower.

                "Closing Date" means the date of the first to occur of the making of the initial Advance, the issuance of the initial Letter of Credit or the funding of the Term Loans.

                "Code" means the New York Uniform Commercial Code.

                "Collateral" means each of the following:

                (a) the Accounts,

                (b) Borrower's Books,

                (c) the Equipment,

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                (d) the General Intangibles,

                (e) the Inventory,

                (f) the Negotiable Collateral,

                (g) the Real Property Collateral,

                (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender Group, and

                (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                "Collections" means all cash, checks, notes, instruments, and other items of payment to or for the benefit of Borrower or any Guarantor delivered through whatever means including electronic transfer (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                "Collection Account" means account number 2000034007938 of Borrower maintained with the Borrower's Collection Account Bank, or such other account of Borrower (located within the United States) which has been designated in writing from time to time by Borrower to Agent in every case pursuant to a Collection Account Agreement.

                "Collection Account Agreements" means those certain agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent and one of the Collection Account Banks.

                "Collection Account Bank" means First Union National Bank whose offices are located at Broad and Walnut, Philadelphia, Pennsylvania, and whose ABA number is 021200025.

                "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be

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adjusted from time to time in accordance with the provisions of Section 15.1 and
"Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief executive officer, chief financial officer or chief accounting officer of Borrower to Agent.

                "Confirmation Order" means the order of the Bankruptcy Court dated December 12, 1997 confirming the Plan of Reorganization.

                "Daily Balance" means the amount of an Obligation owed at the end of a given day.

                "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                "Defaulting Lender" has the meaning set forth in Section 2.1(h)(ii).

                "Defaulting Lenders Rate" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

                "Designated Account" means account number 2000049356645 of Borrower maintained with Borrower's Designated Account Bank, or such other account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

                "Designated Account Bank" means the account into which loan proceeds are advanced at First Union National Bank, whose office is located at Broad and Walnut, Philadelphia, Pennsylvania, and whose ABA number is 021200025.

                "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

                "Dollars or $" means United States dollars.

                "Early Termination Premium" has the meaning set forth in Section 3.6.

                "EBITDA" means, on a consolidated basis for Borrower and its Subsidiaries, for any period net income, plus interest expense, plus taxes, plus depreciation and amortization, plus extraordinary non-cash expenses, minus any extraordinary income, in each case determined in accordance with GAAP.

                "Eligible Credit Card Accounts" means Accounts arising from sales effectuated through the use of credit cards in the immediately preceding three Business Days from

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the date of a request for an Advance pursuant to agreements with each credit card company or servicer designated by them, each of which is in full force and effect and as to which payment shall be made to Borrower either without offset or defense or with respect to which any offset is already reflected or "netted" from any Eligible Credit Card Account at the time of any Advance with respect thereto.

                "Eligible In-Transit Inventory" means those items of Inventory that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on Schedule E-1 (as amended from time to time so long as Borrower has complied with Section 7.18) but: (a) such Inventory is currently in-transit from a location not set forth on Schedule E-1 to a location set forth on Schedule E-1, (b) title to such Inventory has passed to Borrower, (c) documents of title with respect to such Inventory have been delivered to Agent or its agent, (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion, and
(e) such Inventory has been paid for or, if purchased under an Inventory Letter of Credit, such Inventory Letter of Credit either has been drawn upon in full and reimbursed, or expired undrawn; in each case, with documentation therefor in form and substance satisfactory to Agent in its discretion. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. Notwithstanding the foregoing, if Agent has not received a Collateral Access Agreement with respect to a location where Inventory is situated, Inventory at such location shall not be deemed Eligible In-Transit Inventory.

                "Eligible Inventory" means the Eligible In-Transit Inventory and the Eligible Landed Inventory.

                "Eligible Landed Inventory" means Inventory net of outstanding gift certificates valued at cost and reserves for shrinkage and unreconcilable variances, if any, between the general ledger and the monthly inventory ledger consisting of first quality finished goods held for sale in the ordinary course of Borrower's business that are located at or in-transit between Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Lender Group in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent on behalf of the Lender Group in its reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Landed Inventory if:

                (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

                (b) it is not located at one of the locations set forth on Schedule E-1;

                (c) it is not located on property owned or leased by Borrower or in a contract warehouse, in each case, segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

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                (d) it is not subject to a valid and perfected first priority security interest in favor of the Lender Group;

                (e) it consists of goods returned or rejected by Borrower's customers as damaged, "return to vendor" or goods in transit;

                (f) it is obsolete, a restrictive or custom item, or constitutes packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, damaged or defective goods, inventory classified as "return to vendor" inventory, "seconds," or Inventory acquired on consignment; or

                (g) it is slow-moving if identified by Borrower as such in the ordinary course of its business or, if it is not identified as slow-moving by Borrower, it is designated as slow-moving by Agent based, in the reasonable judgment of Agent, on either the historical practices of Borrower or the way in which slow-moving inventory is identified by commercial lenders with respect to retail chains similarly situated.

                "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and Borrower.

                "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC

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Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section
412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                "Event of Default" has the meaning set forth in Section 8.

                "Excess Cash Flow" means EBITDA minus, on a consolidated basis for Borrower and its Subsidiaries, interest, taxes, capital expenditures and principal payments on Indebtedness.

                "Existing Lender" means The CIT Group/Business Credit, Inc.

                "FEIN" means Federal Employer Identification Number.

                "Foothill" has the meaning set forth in the preamble to this Agreement.

                "Funding Date" means the date on which a Borrowing occurs.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                "Guarantor" means each of Feld & Feld, Inc., a Delaware corporation, Benmol, Inc., a Delaware corporation, D&L, Inc., a Delaware corporation, F&S International, Inc., a New Jersey corporation and any other entity at any time a guarantor of the Obligations.

                "Guarantor Security Agreement" means each security agreement of even date herewith by each Guarantor in favor of the Lender Group, collectively, the "Guarantor Security Agreements".

                "Guaranty" means each guaranty of even date herewith by each Guarantor in favor of the Lender Group, collectively the "Guarantees".

                "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity," (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                "Indebtedness" means: (a) all obligations of Borrower or any Guarantor for borrowed money, (b) all obligations of Borrower or any Guarantor evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower or any Guarantor in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) respectively all obligations of Borrower or any Guarantor under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower or any Guarantor, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower or any Guarantor) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                "Inventory Letter of Credit" means a documentary Letter of Credit issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Agent and reflecting the passage to Borrower of title to first quality Inventory conforming to Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Landed Inventory.

                "Inventory Reserves" means reserves (determined from time to time by Agent in its discretion) for the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible In-Transit Inventory by Borrower.

                "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                "Landlord Consents" means the consent of each owner or sublessor, as required by Agent expressly consenting to the Mortgages and the filing of a memorandum of leases in the appropriate real estate recording office with respect to the Mortgages.

                "L/C" has the meaning set forth in Section 2.2(a).

                "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

                "Lender Group" means, individually and collectively, each of the individual Lenders and Agent.

                "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or any Guarantor under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower or any Guarantor, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral, the Real Property Collateral, or the Collateral under the Guarantor Security Agreements or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group in examining Borrower's Books or Guarantor's Books (as defined under the Guarantor Security Agreements); costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor; and the Lender Group's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, administering and amending the Loan Documents and the Lender Group's attorney's fees and expenses incurred in terminating, enforcing, defending or concerning the Loan Documents, irrespective of whether suit is brought (including attorneys fees and expenses incurred in connection with advice rendered and other work performed with respect to a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations).

                "Letter of Credit" means a L/C or a L/C Guaranty, as the context requires.

                "License Agreement" means the Amended and Restated License Agreement dated September 30, 1993 between D&L, Inc. and Today's Man, Inc.

                "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                "Loan Account" has the meaning set forth in Section 2.10.

                "Loan Documents" means this Agreement, the Pledge Agreement, the Security Agreement and Mortgage-Trademarks, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Collection Account Agreements, the Assignment of Contract, the Mortgages, any note or notes executed by Borrower and payable to the Lender Group, the Subordination Agreement each Guaranty, each Guarantor Security Agreement and any other agreement entered into, now or in the future, in connection with this Agreement.

                "Lockbox Account" means a depositary account established pursuant to one of the Lockbox Agreements.

                "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

                "Lockbox Banks" means a bank designated by Borrower with the consent of Agent in the event Agent requests that Lockboxes be established (no such request having been made as of the Closing Date).

                "Lockboxes" has the meaning set forth in Section 2.7.

                "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower individually or Borrower and Guarantors on a consolidated basis, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

                "Maximum Amount" means, as of any date of determination, the sum of (a) the Maximum Revolving Amount and (b) the then outstanding principal balance of the Term Loans.

                "Maximum Revolving Amount" means $30,000,000.

                "Memorandum of Lease" means each memorandum of lease as required to be filed in the county where the Mortgages are to be recorded (as a condition to their effective recordation) in form and substance satisfactory to Agent.

                "Mortgages" means a leasehold mortgage, securing Obligations in the amount of $2,500,000 executed by Borrower in favor of Agent, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of direct and indirect Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

                "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                "Overadvance" has the meaning set forth in Section 2.5.

                "Participant" has the meaning set forth in Section 15.1(e).

                "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from the Existing Lender specifying the amount necessary to repay in full all of the obligations of Borrower owing to the Existing Lender and obtaining a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower.

                "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                "Permitted Liens" means (a) Liens held by the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

                "Periodic Reserve" means a $6,000,000 reserve which shall be automatically imposed each year from December 15 through and including June 30 of the following year.

                "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

                "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                "Plan of Reorganization" means the Debtors' Second Amended Joint Plan of Reorganization dated September 26, 1997 of Today's Man, Inc. and certain affiliates and all exhibits, schedules and attachments thereto as confirmed by order of the Bankruptcy Court entered on December 12, 1997, together with all amendments, modifications and supplements thereto.

                "Pledge Agreement" means collectively the pledge agreements of even date herewith executed by (x) Borrower in form and substance satisfactory to Agent pursuant to which Borrower pledges the stock of Feld & Feld, Inc. and F&S International, Inc. to the Lender Group and (y) Feld & Feld, Inc. in form and substance satisfactory to Agent pursuant to which Feld & Feld, Inc. pledges the stock of Benmol, Inc. and D&L, Inc. to the Lender Group.

                "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

                "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto with respect to the Sixth Avenue Lease identified on Schedule R-1.

                "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                "Renewal Date" has the meaning set forth in Section 3.4.

                "Rent Reserve" means a reserve (x) in an amount equal to one month's rent (in advance) for any of Borrower's locations where in the determination of Agent there is a statutory or common law landlord's lien in the state of such location and (y) upon the occurrence of an Event of Default, in an amount equal to more than one month's rent (the amount of the post-default reserve to be determined by Agent based on state law and the Lender Group's risk relative thereto).

                "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                "Required Lenders" means, at any time, Foothill together with such other Lenders whose Pro Rata Shares together with Agent aggregate 50.1% or more of the Commitments.

                "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

                "Security Agreement and Mortgage - Trademarks" means the agreement of even date herewith executed by D&L, Inc. in form and substance satisfactory to Agent pursuant to which D&L, Inc. grants a security interest in its trademark and related assets to the Lender Group.

                "Settlement" has the meaning set forth in Section 2.1(k)(i).

                "Settlement Date" has the meaning set forth in Section
2.1(k)(i).
                "Sixth Avenue Lease" means the lease of Borrower at 609-629 Avenue of the Americas, New York, New York.

                "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                "Subordination Agreement" shall mean that certain subordination agreement of even date herewith made by Benmol, Inc. in favor of Agent on behalf of the Lender Group.

                "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's and each Subsidiary's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower and each Subsidiary,
(ii) all of Borrower's and each Subsidiary's prepaid expenses, and (iii) all amounts due to Borrower and each Subsidiary from Affiliates (in the case of (a) and (b) on a consolidated basis).

                "Term Loans" has the meaning set forth in Section 2.3.

                "Term Loan Repayment Amount" means the sum of (x) $12,875,000,
(y) unpaid interest or fees then due and owing with respect to the Term Loans and (z) $15,625 multiplied by the number of months commencing January 1999, through and including the month of prepayment of the Term Loans minus the principal payments made with respect to the Term Loans through date of prepayment.

                "Voidable Transfer" has the meaning set forth in Section 18.7.

            1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

            1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section 16.1. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

            1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2. LOAN AND TERMS OF PAYMENT.

            2.1 Revolving Advances.

                (a) Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed at any one time such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base, less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit (other than Inventory Letters of Credit), less (B) 50% of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit, less (C) the aggregate amount of the Inventory Reserves. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                    (x) 80% of Eligible Credit Card Accounts, plus

                    (y) 65% of the value of Eligible Inventory (provided that
            the advance rate applicable to Eligible Inventory shall at no time exceed the quotient, expressed as a percentage, equal to 85% of the Appraised Inventory Liquidation Value divided by the value of Eligible Inventory), minus

                    (z) the aggregate amount of reserves, from time to time
            established by Agent under Sections 2.1(b), 6.15 and 10.

                (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Agent may create reserves against or reduce its advance rates based upon Eligible Credit Card Accounts or Eligible Inventory without declaring an Event of Default if it determines that there has occurred a Material Adverse Change. Whether or not (x) an Event of Default has been declared or (y) there is a Material Adverse Change, the Periodic Reserve and the Additional Reserve shall be imposed and Agent shall have the option to impose the Rent Reserve, in each case, in accordance with the terms hereof. Borrower shall comply with Section
2.5 if the effect of any such reserve is to create an Overadvance. At such time as the outstanding balance of the Term Loan is equal to or less than the sum of the Periodic Reserve and the Additional Reserve, the Additional Reserve shall be reduced by one dollar for each dollar reduction of the Term Loan until the Additional Reserve is zero and then the Periodic Reserve shall be reduced by one dollar for each dollar reduction in the Term Loan, in each case to the extent the Term Loan is equal to or less than the sum of the Periodic Reserve and the Additional Reserve.

                (c) Neither Agent nor any Lender shall have any obligation to make Advances hereunder to the extent they would cause the principal amount of outstanding Obligations (other than under the Term Loans) to exceed the Maximum Revolving Amount or to advance the Term Loans hereunder to the extent such Term Loans would cause the outstanding Obligations to exceed the Maximum Amount.

                (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                (e) Inventory shall be appraised at Borrower's expense by Buxbaum Ginsberg Associates or such other third party appraiser(s) acceptable to Agent and Borrower (or if no appraiser is acceptable to both, as selected by Agent) which such appraisal shall be completed not more frequently than semi-annually, so long as no Event of Default has occurred and is continuing (after such occurrence and continuance, such frequency to be determined in Agent's discretion).

                (f) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time)) on the Funding Date if such advance is for $5,000,000 or less or no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying (i) the amount of the Borrowing and (ii) the requested Funding Date, which shall be a Business Day.

                (g) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(f) in excess of $5,000,000, Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(h) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of
Section 2.1(i) in the amount of the requested Borrowing. Any requested Borrowing of $5,000,000 or less shall be made as an Agent Loan pursuant to the terms of
Section 2.1(i).

                (h) Making of Advances.

                    (i) In the event that Agent shall elect to have the terms of this Section 2.1(h) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(g), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(f), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in same day funds, to such account of Agent as Agent may designate, not later than 12:00 p.m.

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



(California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to the Designated Deposit Account; provided, however, that, subject to the provisions of Section 2.1(n), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that
(A) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                    (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                    (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder.

                (i) Making of Agent Loans.

                    (i) In the event Agent shall elect to have the terms of this
Section 2.1(i) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(g) or in the event of any requested Borrowing of $5,000,000 or less, Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this Section 2.1(i) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Deposit Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(n), Agent shall not make any Agent Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                    (ii) Agent Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to Section 2.6.

                (j) Agent Advances.

                    (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, to make Advances to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in
Section 10 (any of the Advances described in this Section 2.1(j) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrower without the consent of the Required Lenders if the amount thereof would exceed $3,000,000 in the aggregate at any one time.

                    (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.6.

                (k) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, Agent Loans, and Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and
(2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Term Loans, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(k)):
(y) if a Lender's balance of the Advances, Term Loans, Agent Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Term Loans, Agent Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 1:00 p.m. (California time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Term Loans, Agent Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Term Loans, Agent Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Term Loans, Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (California Time) on the Settlement Date transfer in same day funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Term Loans, Agent Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance represent Agent's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                    (ii) In determining whether a Lender's balance of the Advances, Term Loans, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Term Loans, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the closing fee payable by Borrower under
Section 2.11(a) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                    (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to the Lender Group any payments received by Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to the Lender Group's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to the Lender Group's Pro Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, the Lender Group shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Term Loans, and the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent or the Lenders, as applicable.

                (l) Notation. Agent shall record on its books the principal amount of the Term Loans, and the Advances owing to each Lender, including Agent Loans and Agent Advances owing to Agent, and the interest therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loan and Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                (m) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                (n) Overadvances. Agent may make voluntary Overadvances without the written consent of the Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to Section 2.1(j)(i)(2)(C). If the conditions for borrowing under Section 3.2 cannot be fulfilled, Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrower such failure of conditions notwithstanding, so long as, at any time, (i) either (A) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than $2,000,000 or (B)(y) the outstanding Revolving

Facility Usage would not exceed the Borrowing Base by more than the amount proposed by Agent and agreed to by the Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount. The foregoing provisions are for the sole and exclusive benefit of Agent and the Lenders and are not intended to benefit Borrower in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(n) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke Agent's authorization contained in this Section 2.1(n) to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

                    In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                    Each Lender shall be obligated to settle with Agent as provided in Section 2.1(k) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(n), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

                (o) Effect of Bankruptcy. If a case is commenced by or against Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, without the approval of Required Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the applicable Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

            2.2 Letters of Credit.

                (a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue or cause to be issued letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue or cause to be issued a Letter of Credit if any of the following would result:

                    (i) the sum of 50% of the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit plus 100% of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances (including any Agent Advances and Agent Loans) less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b); or

                    (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances (including any Agent Advances and Agent Loans) less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b); or (y) $20,000,000; or

                    (iii) the outstanding Obligations (other than under the Term Loans) would exceed the Maximum Revolving Amount.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

                (b) Indemnification. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorney's fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for Borrower's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorney's fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

                (c) Supporting Materials. Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                (d) Costs of Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

                (e) Indemnification. Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 102% of the maximum amount of the Lender Group's obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

                (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                    (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                    (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a) or (c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                (g) Participations.

                    (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with this Section 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                    (ii) Documentation. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                    (iii) Obligations Irrevocable. The obligations of each Lender to make payments to Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to Agent, for the account of the Lenders shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                        (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                        (B) the existence of any claim, set-off, defense, or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

                        (C) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                        (E) the occurrence of any Default or Event of Default.

                    (h) Duration. The expiration of any standby Letter of Credit issued or caused to be issued by Agent shall not exceed one year from the date of issuance. The expiration date of any documentary Letter of Credit shall not exceed the first to occur of one year or the duration of the underlying transaction giving rise to the issuance of such Letter of Credit.

            2.3 Term Loans.

                (a) General. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a term loan (each a "Term Loan" and collectively the "Term Loans") to Borrower on the Closing Date, in an amount equal to each such Lender's Pro Rata Share of $12,500,000. The Term Loan shall be repaid in thirty-six installments of principal (x) thirty-four of which shall be in the amount of $368,055.56 per month and (y) the first and last of which shall reflect prorated stub periods totalling $368,055.16 and shall mature on December__, 2000. The aggregate amount of the Term Loans advanced to Borrower on the Closing Date shall be $12,500,000 reflecting an original issue discount of $750,000 of which $375,000 shall be fully earned on the Closing Date ($187,500 of which shall be fully earned solely for the account of Foothill and $187,500 of which shall be fully earned for the account of the Lender Group (including Foothill) on a ratable basis) and the remaining $375,000 shall be amortized for the account of the Lender Group (including Foothill) proportionately per month, for so long as the Term Loans are outstanding, commencing January 1999. Each Lender shall make the amount of such Lender's Term Loan available to Agent in same day funds, not later than 9:00 a.m. (California time), on the Closing Date. After Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Term Loans available to Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Term Loans received by Agent to the Designated Deposit Account. All amounts outstanding under the Term Loans shall constitute Obligations. On each date a payment is received by Agent in connection with this Section 2.3(a), payment shall be made by Agent as follows:

                    (i) to the Lender Group (including Foothill), $362,874.24;
and

                    (ii) to Foothill solely for Foothill's account, $5,208.33.

                (b) Amortization. Each such installment of principal shall be due and payable on the first day of each month commencing on the first day of the first month following the Closing Date and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Term Loans are paid in full appropriately prorated for the first and last "stub" periods only. The outstanding principal balance and all accrued and unpaid interest under the Term Loans shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loans may be prepaid in whole or in part at any time during the term of this Agreement as set forth in (d) below upon 30 days prior written notice by Borrower to Agent, all such prepaid amounts to

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



be applied to the installments due on the Term Loans in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

                (c) Within 10 days after Agent's receipt of, and based on Borrower's annual audited financial statements (the delivery of such financial statements to be within the time periods specified in Section 6.3), Borrower shall make a mandatory prepayment of the Term Loans equal to 25% of Excess Cash Flow (such prepayments to be applied in inverse order of maturity).

                (d) At any time any Term Loans become due and payable by their terms, by prepayment, by acceleration or otherwise, the amount due and owing with respect to the Term Loans shall be the Term Loan Repayment Amount, which amount shall be determined by Agent and such determination shall be deemed conclusive absent manifest error.

            2.4 Payments.

                (a) Payments by Borrower.

                    (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                    (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall, in such case, be included in the computation of interest or fees, as the case may be.

                    (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                (b) Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or

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



interest on the Term Loans or of specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied, first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(k).

            2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Section
2.1 or 2.2 (an "Overadvance"), Borrower immediately (or in three Business Days if the Overadvance results from the creation of a reserve by Agent) shall pay to Agent, in cash, the amount of such excess to be used by Agent, for the benefit of the Lender Group first, to repay Advances outstanding under Section 2.1 and, thereafter, to be held by Agent, for the benefit of the Lender Group as cash collateral to secure Borrower's obligation to repay the Lender Group for all amounts paid pursuant to Letters of Credit. Thereafter, if the Letters of Credit are supported by the Borrowing Base for ten Business Days, then such cash collateral shall be released to Borrower.

            2.6 Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

                (a) Interest Rate. Except as provided in clause (b) below, (i) all Obligations (except for undrawn Letters of Credit and the Term Loans) shall bear interest at a per annum rate of .50 percentage points above the Reference Rate and (ii) the Term Loans shall bear interest at the fixed rate of 11% per annum.

                (b) Letter of Credit Fee. Borrower shall pay to Agent a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit and Agent shall deduct .25% times the aggregate undrawn amount of all outstanding Letters of Credit and pay it to Foothill for its account only and pay the remaining 1.50% times the aggregate undrawn amount of all outstanding Letters of Credit to Agent for the benefit of the Lender Group (including Foothill) on a ratable basis.

                (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit and the Term Loans) shall bear interest at a per annum rate equal to four percentage points above the rate otherwise applicable, (ii) the Term Loans shall bear interest at a per annum rate equal to four percentage points above the rate otherwise applicable, and (iii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to 5.75% per annum times the aggregate amount of the Letters of Credit and Agent shall deduct .25% times the aggregate undrawn amount of all outstanding Letters of Credit and pay it to Foothill for its account only and pay the remaining 5.50% times the aggregate undrawn amount of all outstanding Letters of Credit to Agent for the benefit of the Lender Group (including Foothill) on a ratable basis.

                (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 8% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loans or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                (f) Computation. The Reference Rate as of the date of this Agreement is 8 1/2% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

            2.7 Collection of Accounts. (a) Upon the request of Agent, Borrower shall maintain lockboxes (the "Lockboxes") and, upon the request of Agent, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Upon the request of Agent, Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source (including proceeds of any sale of Collateral and insurance proceeds) immediately upon receipt shall be deposited into a Lockbox Account, if Agent has requested Lockboxes. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

                (b) Unless Agent has requested Borrower to maintain Lockboxes as set forth in subsection (a) of this Section 2.7, Borrower shall maintain one or more Collection Accounts with Collection Account Banks pursuant to Collection Account Agreements. The Collection Account Agreements shall give Agent control over the Collection Accounts and such Collection Accounts shall be denominated as Agent accounts. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any source (including proceeds of any sale of Collateral and insurance proceeds) immediately upon receipt shall be deposited into a Collection Account. No Collection Account Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Collection Account Agreements, all amounts received in each Collection Account shall be wired each Business Day into Agent's Account.

            2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks or Collection Account Banks pursuant to the Lockbox Agreements, the Collection Account Agreements or otherwise) immediately shall be applied provisionally to reduce the principal amount of Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrower for two Business Days of 'clearance' or 'float' for the benefit of Foothill only and not the other members of the Lender Group at the rate set forth in Section 2.6(a)(i) or Section 2.6(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks or Collection Account Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board two Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower, Lenders, Foothill or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging two Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into Agent Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into Agent's Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

            2.9 Designated Account. Agent and the Lender Group are each authorized to make the Advances, the Letters of Credit and the Term Loans under this Agreement based upon

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



telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees that the Designated Account with the Designated Account Bank is the account to be used for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

            2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loans made by Agent to Borrower or for Borrower's account, including, accrued interest, the Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in Agent Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

            2.11 Fees. Borrower shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

                (a) Closing Fee. On the Closing Date, a closing fee of $212,500. Agent acknowledges receipt of a commitment fee in the amount of $100,000, which commitment fee is credited against such closing fee;

                (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 1/2 of 1% per annum times the Average Unused Portion of the Maximum Revolving Amount minus the Periodic Reserve and the Additional Reserve, such fee to be prorated for the actual number of days in any partial month.

                (c) Annual Facility Fee. On the first and second anniversaries of the Closing Date, a non-refundable, fully earned annual facility fee in an amount equal to 1/4 of 1% of the Maximum Amount;

                (d) Financial Examination, Documentation, and Appraisal Fees. For each of the respective sole accounts of Agent and to the extent a Lender accompanies Agent under Section 4.6, such Lenders customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent and any such Lender; an appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent and any such Lender; and, the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and, on each anniversary of the Closing Date, a

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



customary fee of $1,000 per year to Foothill for its account only for Agent's loan documentation review;

                (e) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee to be paid to Foothill for its account only in an amount equal to $3,500 per month; and

                (f) Monthly Fee. On the first day of each month commencing January 1999, until such time as the Term Loans are paid in full, a monthly fee in an amount equal to $41,666.67 to Agent and Agent shall pay to (x) Foothill $20,833.33 for its account only and (y) the Lender Group (including Foothill) on a ratable basis $20,833.33.

         3. CONDITIONS; TERM OF AGREEMENT.

            3.1 Conditions Precedent to the Initial Advance, Letter of Credit and the Term Loans. The obligation of the Lender Group to make the initial Advance, to issue the initial Letter of Credit and to make the Term Loans, is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date.

                (a) the Closing Date shall occur on or before January 15, 1998;

                (b) Agent shall have received confirmation from a service organization retained by Agent to file financing statements and fixture filings (or in the case of Maryland from counsel to Borrower) that such filings have been made in all relevant jurisdictions;

                (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                    (i) the Collection Account Agreements;

                    (ii) the Disbursement Letter;

                    (iii) the Pay-Off Letter, together with UCC termination statements, cancelled notes and other documentation evidencing the termination by any lenders or other secured parties of Liens in and to the properties and assets of Borrower;

                    (iv) each Pledge Agreement accompanied by original stock certificates and stock powers;

                    (v) the Security Agreement and Mortgage-Trademarks;

                    (vi) each of the Guaranties;

                    (vii) each of the Guarantor Security Agreements;


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



                    (viii) the Subordination Agreement; and

                    (ix) the Assignment of Contract.

                (d) Agent shall have received a certificate from the Secretary of Borrower and each Guarantor attesting to the resolutions of Borrower's and each Guarantor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower and each Guarantor, respectively, is a party and authorizing specific officers of Borrower and each Guarantor to execute the same;

                (e) Agent shall have received copies of Borrower's and each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                (f) Agent shall have received a certificate of status with respect to Borrower and each Guarantor, dated within 15 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower and each Guarantor, which certificate shall indicate that Borrower and each Guarantor is in good standing in such jurisdiction;

                (g) Agent shall have received certificates of status with respect to Borrower and each Guarantor, each dated within 20 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                (h) Agent shall have received loss payee endorsements as well as the relevant certificates of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel and a list of all contracts identified as material by Borrower as required by Section 5.15;

                (i) Agent shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title with appropriate releases with respect to prior liens on the original promissory note of Borrower to Benmol, Inc. pledged to certain prior lenders of Borrower;

                (j) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require or has imposed the Rent Reserve with respect to locations where no such Collateral Access Agreement has been obtained by Borrower;

                (k) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent;

                (l) The fees and disbursements of Kaye, Scholer, Fierman, Hays & Handler, LLP shall be paid on account on the Closing Date based on a narrative summary delivered

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



to Agent and Borrower in advance thereof. Fees and disbursements of counsel to each Lender shall also be paid on account if similarly accompanied by a narrative summary.

                (m) Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                (n) The Plan of Reorganization of Borrower shall be acceptable to Agent and the Bankruptcy Court shall have entered a confirmation order acceptable to Agent and each Lender;

                (o) The transactions contemplated hereby shall have been approved by the Bankruptcy Court in a final order pursuant to terms and conditions acceptable to Agent;

                (p) No order modifying the Confirmation Order shall have been entered and no appeal regarding the Confirmation Order shall have been timely filed;

                (q) Agent shall have received evidence that the effective date of the Plan of Reorganization shall occur contemporaneously with the funding of the transactions contemplated hereby and Agent shall have received a certificate of a senior corporate officer stating that all funding required to occur in order to effectuate such Plan of Reorganization has occurred contemporaneously with the making of the Term Loan and any Advances hereunder;

                (r) Borrower shall have, after giving effect to the application of loan proceeds as specified in the Plan of Reorganization, including any Advances required to be made in connection therewith, at least $8,000,000 of Availability hereunder.

                (s) No Material Adverse Change shall have occurred in Borrower's condition or any material change in the value of the Collateral from the date of financial information and projections originally provided to Agent;

                (t) UCC-3 terminations or amendments as have been requested by Agent shall be delivered to Agent on the Closing Date in appropriate form with all signatures and other information needed for recordation;

                (u) Agent shall have one or more participants or other lenders committed on the Closing Date to advance at least $22,500,000 (proportionally with respect to Advances and the Term Loans);

                (v) There shall be a new equity infusion of $16,200,000 acceptable to Agent prior to the Closing Date and there shall be evidence that at least $15,000,000 of pre-existing debt shall have been converted to equity; and

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



                (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

            3.2 Conditions Precedent to all Advances, all Letters of Credit and the Term Loans. The following shall be conditions precedent to all Advances, all Letters of Credit and the Term Loans hereunder:

                (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representa tions and warranties relate solely to an earlier date);

                (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, the Lender Group, or any of their Affiliates.

            3.3 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                (a) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel.

                (b) post-closing requirements, if any.

            3.4 Term; Automatic Renewal. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is five years from the Closing Date and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof. Any Lender may terminate its obligation to renew before the Renewal Date by notifying Agent and Borrower in writing at least 60 days prior to the Renewal Date (any failure to so notify being deemed (as between Agent and such Lender) an agreement to renew). Either Borrower or Agent (on behalf of the Lender Group) may terminate this Agreement effective on the Renewal Date or on any one year anniversary of the Renewal Date by giving the other party at least 30 days prior written notice. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

            3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any

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



outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Agent (on behalf of the Lender Group) may, but shall not be required to, renew this Agreement for an additional term of one year.

            3.6 Early Termination by Borrower. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 30 days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit and the Term Loan Repayment Amount), in full, together with (if the termination date is earlier than 30 days prior to the Renewal Date) a premium (the "Early Termination Premium") equal to the greater of (a) $250,000 and (b) $15,000 multiplied by the number of months remaining (whether or not any such month is partial or full) until the Renewal Date.

            3.7 Termination Upon Event of Default. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent (for the ratable benefit of the Lender Group) upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

            3.8 Conditions to Reduction of the Additional Reserve. The Additional Reserve shall be reduced from $2,500,000 to $1,000,000 if:

                (a) Borrower shall deliver the Landlord Consent to Agent;

                (b) Borrower shall deliver the Mortgage to Agent duly recorded in the appropriate real estate recording office;

                (c) Borrower shall cause to be delivered to Agent mortgagee title policies (or marked commitments to issue same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgage on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Agent; and

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               (d) No Event of Default shall have occurred and be
continuing.

         4. CREATION OF SECURITY INTEREST.

            4.1 Grant of Security Interest. Borrower hereby grants to Agent for the benefit of the Lender Group and to each Lender a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the Lender Group in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except and only to the extent permitted in Section 7.4 below, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

            4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

            4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time, following the occurrence of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

            4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the liens of the Lender Group security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other
Loan Documents.

            4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent or if expressly designated by Agent, a Lender or any of its officers, employees, or agents designated by such Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of

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



Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

            4.6 Right to Inspect. Agent (through any of its officers, employees, or agents), and together with any Lender that so elects, shall have the right, from time to time hereafter during normal business hours to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         5. REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, Letter of Credit or the Term Loans made thereafter, as though made on and as of the date of such Advance, Letter of Credit or the Term Loans (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

            5.1 No Encumbrances. Borrower and each Guarantor has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

            5.2 Eligible Credit Card Accounts. Each Eligible Credit Card Account represents a sale effectuated in the immediately preceding three Business Days from the date of a request for an Advance with respect thereto and all agreements with each credit card company or servicer designated by them, is in full force and effect and all payments thereunder shall be made to Borrower without offset or defense.

            5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects.

            5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

            5.5 Location of Inventory and Equipment. Without Agent's prior written consent, (a) Eligible Inventory and (b) Inventory which is not Eligible Inventory and has a cost value in excess of $500,000, in each case, are not stored with a bailee, warehouseman, or similar party (unless subject to a Collateral Access Agreement and a valid UCC-1 financing statement covering Collateral at that location has been duly filed and recorded) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by
Section 6.12. Without Agent's prior written consent Equipment is located only at the locations identified on Schedule 6.12.

            5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's or Guarantor's cost therefor.

            5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 23-1743137.

            5.8 Due Organization and Qualification; Subsidiaries.

                (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable. Each of Today's Man Outlet, Inc. and Benemax Development, Inc. has no assets and does not now nor will it in the future engage in any activities without the prior written consent of Agent.

                (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

            5.9 Due Authorization; No Conflict.

                (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                (c) Other than the filing of appropriate financing statements, fixture filings, and the Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                (e) The Liens granted by Borrower to Agent (for the benefit of the Lender Group) and the Lenders in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

            5.10 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending or threatened litigation, governmental investigations, claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10; and
(c) matters arising after the date hereof that, if decided adversely to Borrower, would not result in a Material Adverse Change.

            5.11 No Material Adverse Change. All financial statements relating to Borrower or any Guarantor that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such Guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

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



            5.12 Solvency. Borrower is Solvent (assuming all distributions to be made on or about the Effective Date under the Plan of Reorganization have been made). No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

            5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement, except for ordinary course contribution requirements under any such Plan. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

            5.14 Environmental Condition. None of Borrower's or any of its Subsidiaries properties or assets has ever been used by Borrower or any of its Subsidiaries or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's or any of its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any of its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

            5.15 Material Contracts. Schedule 5.15 contains a list of all material contracts of Borrower or any Guarantor.

         6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Agent shall otherwise consent in writing, Borrower shall, and shall cause each Guarantor to, do all of the following:

            6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower and Guarantors to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower and Guarantors also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

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



            6.2 Collateral Reporting. Provide Agent with the following documents at the following times in form satisfactory to Agent with respect to Borrower and Guarantors: (a) on a weekly basis, a detailed calculation of the Borrowing Base (which shall deduct any consigned inventory), including the "MIL (2)" inventory report and a comparison of total year-to-date sales versus the prior year, and a detailed calculation of credit card receivables by provider (each such weekly report may be requested on a more frequent basis by Agent at any time), (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement (i) a detailed calculation of the Borrowing Base, including the "MIL (2)" inventory report, the "002 Returned to Vendor" report prepared on a cost basis and the "888 Damages" report prepared on a cost basis, (ii) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, and (iii) a detailed calculation of credit card receivables by provider, (c) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices and (d) such other reports as to the Collateral or the financial condition of Borrower or Guarantor as Agent may request from time to time. "MIL
(2)," "002 Returned to Vendor" and "888 Damages" reports shall refer to the reports of Borrower denominated as such on the Closing Date or any successor reports reporting on the same or similar matters.

            6.3 Financial Statements, Reports, Certificates. Deliver to Agent:
(a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (except to the extent the accountants may qualify their certification concerning the January 31, 1998 statements by reason of the impact or potential impact of Borrower's Chapter 11 case), by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver unconsolidated financial statements as to each Guarantor or Affiliate, and consolidated financial statements as to Borrower, Affiliates and Guarantors.

                Together with the above, Borrower also shall deliver to Agent Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Borrower.

                Each month, together with the financial statements provided pursuant to this Section 6.3, Borrower shall deliver to Agent a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Sections 7.20, 7.21, 7.22 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Sections 7.20, 7.21, 7.22, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clause (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                Borrower shall and shall cause each Guarantor to have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower or Guarantor that Agent may reasonably request in connection with compliance by Borrower with this Agreement and the performance by Borrower of its obligations hereunder. Borrower hereby irrevocably authorizes and directs all auditors or accountants to deliver to Agent, at Borrower's expense, copies of Borrower's financial statements (including draft versions of any financial statement which has not been delivered within the time periods required by this Section 6.3).

            6.4 Tax Returns. Deliver to Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

            6.5 Guarantor Reports. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

            6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist from time to time.

            6.7 Title to Equipment. Upon Agent's request, Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

            6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not (except in the ordinary course of its business and consistent with past practices) permit any item of

Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

            6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

            6.10 Insurance.

                (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability (to the extent currently in effect), and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Real Property Collateral, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, each parcel of Real Property Collateral, in an amount acceptable to Agent; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrower's cost.

                (c) In the event Borrower obtains keyman life insurance for any executive, Borrower shall furnish Agent with an "Absolute Assignment" of each such life insurance policy, shall record each such "Absolute Assignment" with the issuer of the respective policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such life insurance policies shall be payable to Agent (for the ratable benefit of the Lender Group) to be applied on account of the Obligations.

                (d) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall show Agent (for the ratable benefit of the Lenders) as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this
Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days' prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (ii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                (e) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss, in the case of such notice or adjustment with respect to amounts in excess of $500,000, unless an Event of Default has occurred and is continuing in which case such amount shall not be in excess of $50,000. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of the Lenders) to be applied at the option of Agent either (if such proceeds are in excess of $500,000) to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                (f) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of the Lenders). Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

            6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

            6.12 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as (a) such new location is within the continental United States, (b) at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent for the benefit of the Lender Group in such assets and

(c) Borrower delivers to Agent a Collateral Access Agreement or in lieu thereof imposes a Rent Reserve.

            6.13 Compliance with Laws. Comply, and cause any Guarantor to comply, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

            6.14 Employee Benefits.

                (a) Deliver to Agent: (i) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,
(ii) promptly, and in any event within three Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

            6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make

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



payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

         7. NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any Guarantor to do any of the following without Agent's prior written consent:

            7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                (b) [Intentionally Left Blank];

                (c) Indebtedness secured by Permitted Liens;

                (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness;

                (e) unsecured subordinated indebtedness not in excess of $20,000,000 (i) the proceeds of which are used to prepay the Term Loan and (ii)
(x) which is subordinated in right of payment to the Obligations pursuant to a subordination agreement in form and substance satisfactory to Agent, (y) bears an interest rate, amortization and other material terms which are deemed "market" in the reasonable judgment of each Lender and (z) matures at least one year after the maturity of the Obligations, such actual maturity to be subject to the consent of each Lender, which such consent shall not be unreasonably withheld; and

                (f) the Benmol Note but only to the extent that interest thereon does not exceed on a quarterly basis, the interest rate provided in the Benmol Note (such rate of interest not to be amended upward without the prior written consent of the Lender Group).

            7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are

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



replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

            7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization (other than stock splits or reverse stock splits), or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

            7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's or any Guarantor's properties or assets other than
(a) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted, (b) disposition of obsolete Equipment having an aggregate fair market value not more than $50,000 per annum, (c) with thirty days' prior notice to Agent (but not including stores part of the Real Estate Collateral), one store closing per year, (d) disposition of Equipment not in excess of $2,000,000 in the aggregate as to which (x) Borrower obtains replacement Equipment of reasonably equivalent value, and (y) Agent on behalf of the Lender Group shall have a first priority lien and (e) sales of certain credit card receivables to issuers of credit cards on the Company's behalf or to service providers of major label credit cards accepted by the Company.

            7.5 Change Name. Change Borrower's or any Guarantor's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name, without in any such case at least thirty days' prior written notice.

            7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or any Guarantor or which are transmitted or turned over to Agent.

            7.7 Nature of Business. Make any change in the principal nature of Borrower's or any Guarantor's business.

            7.8 Prepayments, Amendments and Royalty Payments.

                (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b), (c), (d), or (e).

                (c) Pay any royalties to D&L, Inc. in excess, on a quarterly basis, of the amount provided for in the License Agreement as in effect on the date hereof in connection with the use by Borrower of Borrower's name.

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



            7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

            7.10 Consignments. (a) Consign any Inventory, (b) sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale or (c) reflect any Inventory received as consigned inventory from a consignor as Inventory of Borrower.

            7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding except that Benmol, Inc. and D&L, Inc. shall pay dividends and make tax sharing contributions to Feld & Feld, Inc. and Feld & Feld, Inc. shall pay dividends and make tax sharing contributions to Borrower in amounts consistent with past practices and in accordance with applicable law.

            7.12 Accounting Methods. Modify or change its method of accounting, unless such change is in accordance with GAAP and does not result in any change in the computation of Sections 7.20, 7.21 or 7.22 at such time in effect or any other financial covenants at any time in effect or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information consistent with Section 6.3 regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information to which any Lender is entitled under this Agreement.

            7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) the acquisition of all or substantially all of the properties or assets of a Person, or (c) loans, advances, capital contributions, or transfers of property to a Person other than (x) with respect to Borrower, advances to employees to meet expenses incurred by such employee or advances with respect to salary, relocation, medical or hardship matters, in each case in the ordinary course of business, provided that the aggregate of all such advances does not exceed $250,000 or (y) with respect to Benmol, Inc., loans, advances or capital contributions by Benmol, Inc. to Borrower.

            7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any Guarantor except for transactions that are in the ordinary course of Borrower's or any Guarantor's business (and as to which Agent has notice) upon fair and reasonable terms, that are fully disclosed to Agent to the extent such terms are requested to be disclosed by the Agent, and that are no less favorable to Borrower or any such Guarantor than would be obtained in an arm's length transaction with a non-Affiliate.

            7.15 Suspension. Suspend or go out of a substantial portion of its business.

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



            7.16 Compensation. Increase the annual fee or per-meeting fees paid to directors during any year by more than 10% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 10% of that paid or accrued in the prior year subject to increases in excess of such percentage in accordance with the Bonus Compensation Plan pursuant to which compensation is increased in conjunction with higher levels of EBITDA (in each case in excess of EBITDA on the date hereof).

            7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loans made hereunder for any purpose other than (i) on the Closing Date (x) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, (y) to effectuate the Plan of Reorganization, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

            7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days' prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent's and Lender's security interests and also provides to Agent a Collateral Access Agreement with respect to such new location. Eligible Inventory, Inventory which is not Eligible Inventory and has a cost value in excess of $500,000 and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent other than if a Collateral Access Agreement has been delivered to Agent and Borrower confirms with Agent that a valid UCC-1 financing statement is of record in the same state and county where such bailee, warehouseman or similar party is located. Borrower may not consign its inventory.

            7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

                (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $250,000.

            7.20 Financial Covenants. Fail to maintain:

                (a) EBITDA. EBITDA in the amounts set forth below on a fiscal quarter-end basis (based on the immediate preceding twelve months):

                  Period Ending                    EBITDA
                  -------------                    ------
                  January 1998                     $11,900,000
                  April 1998                       $12,544,000
                  July 1998                        $12,573,000
                  October 1998                     $13,652,000
                  January 1999                     $14,826,000

                (b) Tangible Net Worth. Tangible Net Worth measured on a fiscal quarter-end basis for the time periods and in the amounts set forth below.

                  Period Ending                    Tangible Net Worth
                  -------------                    ------------------
                  January 1998                     $39,923,000
                  April 1998                       $41,447,000
                  July 1998                        $41,780,000
                  October 1998                     $43,926,000
                  January 1999                     $48,100,000

            7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $6,000,000.

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



            7.22 Minimum Inventory. Borrower shall not permit the aggregate amount of Inventory of Borrower (valued at cost) at the end of each month to be less than the amounts specified opposite such month each as set forth below:

                  Fiscal Month Ending              Minimum Amount
                  -------------------              --------------
                  January 1998                     $27,134,000
                  February 1998                    $29,809,000
                  March 1998                       $30,480,000
                  April 1998                       $30,314,000
                  May 1999                         $31,435,000
                  June 1998                        $28,539,000
                  July 1998                        $30,759,000
                  August 1998                      $32,134,000
                  September 1998                   $38,842,000
                  October 1998                     $39,921,000
                  November 1998                    $42,572,000
                  December 1998                    $33,379,000
                  January 1999                     $31,742,000

            7.23 Additional Time Periods. For any time period not covered by Sections 7.20, 7.21 and 7.22 as in effect on the Closing Date, Borrower shall deliver to Agent, not later than the last Business Day of the third quarter of the immediately preceding year, information sufficient to enable Agent to establish financial covenants for the immediately succeeding year (on a monthly or quarterly basis, as applicable). In the event such information is provided on a timely basis as aforesaid, Agent shall consult with Borrower with respect to the applicable covenants for the relevant time periods. In the event the Agent and Borrower consult and do not agree, the final determination as to amounts applicable under Sections 7.20, 7.21 and 7.22 shall be made by Agent. In the event that such information is not provided on a timely basis, Agent may determine such covenants in its sole discretion, without consultation.

            7.24 Activities of Benmol, Inc. and D&L, Inc. Engage in any business other than in the case of (x) Benmol, Inc. being the payee of the Benmol Note or
(y) D&L, Inc. being the owner of the trademarks and other property referred to in the Security Agreement and Mortgage-Trademarks.

         8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

            8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

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



            8.2 If Borrower or any Guarantor fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and the Lender Group, provided, however, that if Borrower fails to comply with Sections 6.1, 6.4, 6.5, 6.6, 6.9, 6.14 or 6.15 it shall have ten days to cure such failure to perform, keep or observe;

            8.3 If there is a Material Adverse Change;

            8.4 If any material portion of Borrower's or any Guarantor's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person, unless in the case of a Guarantor no Material Adverse Change occurs as a result thereof.

            8.5 If an Insolvency Proceeding is commenced by Borrower;

            8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

            8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            8.8 If a notice of Lien, levy, or assessment with respect to any obligation in excess of $100,000 is filed of record with respect to any of Borrower's or any Guarantor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any Guarantor's properties or assets and the same is not paid on the payment date thereof;

            8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any Guarantor's properties or assets;

            8.10 If there is a default in any material agreement to which Borrower or any Guarantor is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

            8.11 If Borrower or any Guarantor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations,

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



except to the extent such payment is permitted by the terms of the subordination provisions agreed to by Agent applicable to such Indebtedness;

            8.12 If any misstatement or misrepresentation in any material respect exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower or any Guarantor, or if any such warranty or representation is withdrawn; or

            8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding, as a result of which there has occurred a Material Adverse Change.

         9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Agent may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox or Collection Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox or Collection Accounts, to secure the full and final repayment of all of the Obligations;

                (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                    (1) Agent shall give Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property

Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                    (3) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                (l) Agent may credit bid and purchase at any public sale; and

                (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

            9.2 Remedies Cumulative. Agent and the Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agent and the Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or the Lender Group of one right or remedy shall be deemed an election, and no waiver by Agent or the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by Agent or the Lender Group shall constitute a waiver, election, or acquiescence by it.

         10. TAXES AND EXPENSES.

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute the Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11. WAIVERS; INDEMNIFICATION.

            11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

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            11.2 The Lender Group's Liability for Collateral. So long as the
Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

            11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

          If to Borrower:           TODAY'S MAN, INC.
                                    835 Lancer Drive
                                    Moorestown, New Jersey
                                    Attn:  Mr. Frank E. Johnson
                                    Fax No.  (609) 273-6507

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          with copies to:           BLANK ROME COMISKY & McCAULEY
                                    One Logan Square
                                    Philadelphia, Pennsylvania 19103
                                    Attn: Harvey Forman, Esq.
                                    Fax No. (215) 569-5522

          If to Agent:              FOOTHILL CAPITAL CORPORATION
                                    11111 Santa Monica Boulevard
                                    Suite 1500
                                    Los Angeles, California 90025-3333
                                    Attn:  Business Finance Division Manager
                                    Fax No. (310) 478-9788

          with copies to:           Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    425 Park Avenue, New York, New York 10022
                                    Attn: Nancy R. Finkelstein, Esq.
                                    Fax No. (212) 836-7151

          If to PNC, National
            Association:            PNC BANK, N.A.
                                    1600 Market Street, 31st Floor
                                    Philadelphia, Pennsylvania 19103
                                    Attention: Frank Phillips
                                    Fax No. (215) 585-4754


          If to Mellon Bank, N.A.:
                                    MELLON BANK, N.A.
                                    Mellon Bank Center
                                    1735 Market Street, 6th Floor
                                    Philadelphia, Pennsylvania 19103
                                    Attention: Roger Attix
                                    Fax No. (215) 553-0201

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Section 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent in connection with Section 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

         13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER

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LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND
THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF BORROWER AND THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER, AGENT AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER, AGENT AND THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            14. DESTRUCTION OF BORROWER'S DOCUMENTS.

                All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent six months after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

            15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                15.1 Assignments and Participations.

                    (a) Any Lender may, with the written consent of Agent which shall not be unreasonably withheld, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit 15.1;

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



and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                    (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                    (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                    (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

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



                    (e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that
(i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating;
(D) postpone the payment of or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances, the Letters of Credit, or the Term Loans. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this
Section 15.1(e) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.

                    (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business, provided that prior to such disclosure, each assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provision of Section 17.18.

                    (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


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



            15.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1, no consent or approval by Borrower is required in connection with any such assignment.

         16. AMENDMENTS; WAIVERS.

            16.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

                (a) increase or extend the Commitment of any Lender;

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances and Term Loans, which is required for the Lenders or any of them to take any action hereunder;

                (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change Section 2.1(b);

                (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                (g) release Collateral, any Guaranty or any collateral under any Guarantor Security Agreement other than as permitted by Section 17.11;

                (h) change the definition of "Required Lenders";

                (i) release Borrower from any Obligation for the payment of money; or

                (j) amend any of the provisions of Article 17.

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



and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Section 2.1(i), (j), or (n). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

            16.2 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

         17. AGENT; THE LENDER GROUP.

            17.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1 (b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Term

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



Loans, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Term Loans, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. As used in this
Article 17 only, the term "Borrower" shall include the Guarantors and any other Person at any time obligated to the Lender Group under the Loan Documents.

            17.2 Delegation of Duties. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

            17.3 Liability of Agent-Related Persons. None of Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

            17.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person

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



or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders (based on their Pro Rata Shares) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            17.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default" Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders; provided, however, that:

                (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within five Business Days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

                (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

            17.6 Credit Decision. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related

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Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

            17.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

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            17.8 Agent in Individual Capacity. Foothill and its Affiliates may
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender," "Lenders" and "Lender Group" include Foothill in its individual capacity.

            17.9 Successor Agent. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within 30 days of such retiring Agent's Notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            17.10 Withholding Tax.

                (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower to deliver to Agent and
Borrower:

                (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each

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succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

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            17.11 Collateral Matters.

                (a) The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

            17.12 Restrictions on Actions by Lenders; Sharing of Payments.

                (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on,

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or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

            17.13 Agency for Perfection. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            17.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule 17.14, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

            17.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

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            17.16 Field Audits and Examination Reports; Confidentiality;
Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender

                (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and, collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report;

                (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

                (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information, it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any

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provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

            17.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

            17.18 Confidentiality. Each Lender agrees to keep any information delivered or made available by Borrower to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions covered hereby; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to any other Person if reasonably incidental to the administration of this Agreement and the obligations hereunder, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed, (vi) in connection with any litigation to which Agent, any Lender, or their respective Affiliates may be a party, (vii) to the extent required in connection with the exercise of any remedy hereunder, (viii) to such Lender's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of Lenders' rights hereunder subject to Section 15.1(f).

         18. GENERAL PROVISIONS.

            18.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

            18.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

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            18.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used, so as to fairly accomplish the purposes and intentions of all parties hereto.

            18.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            18.5 Amendments in Writing. This Agreement can only be amended by a writing signed by the Lender Group and Borrower.

            18.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

            18.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorney's fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made. Nothing herein contained is intended to permit the Lender Group to withhold any lien release document or require any cash collateral in the event Borrower tenders full payment of all Obligations, including Letter of Credit-related Obligations (other than those resulting from the provisions of this paragraph), to the Lender Group.

            18.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                          TODAY'S MAN, INC.,
                          a Pennsylvania corporation


                          By /s/ FRANK E. JOHNSON
                             ___________________________________________________

                          Title: Executive Vice President
                                 _______________________________________________


                          FOOTHILL CAPITAL CORPORATION,
                          a California corporation, individually and as Agent


                          By /s/ SCOTT R. DIEHL
                             ___________________________________________________

                          Title: Executive Vice President
                                 _______________________________________________


                          PNC BANK, NATIONAL ASSOCIATION


                          By /s/ CRAIG STILLWAGON
                             ___________________________________________________

                          Title: Vice President
                                 _______________________________________________


                          MELLON BANK, N.A.


                          By /s/ R.D. ATTIX
                             ___________________________________________________

                          Title: Vice President
                                 _______________________________________________

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